Exhibit 32.2

GMH COMMUNITIES TRUST

CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                I, Bradley W. Harris, Senior Vice President and Chief Financial Officer of GMH Communities Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

                (1)           The Company’s periodic report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

                (2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Bradley W. Harris
Bradley W. Harris
Senior Vice President and Chief Financial Officer

Date:  December 15, 2004